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                                  EXHIBIT 11.1
                   BENTON OIL AND GAS COMPANY AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    ----------------------------------------

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
                                                                             YEAR ENDED DECEMBER 31,
                                                                    -----------------------------------------
                                                                        1996           1995          1994
                                                                    ------------    -----------   -----------
PRIMARY EARNINGS PER SHARE
--------------------------
  Net income (loss) attributable to common stock                    $ 28,282,010    $10,591,035   $ 2,954,161
  Weighted average number of common shares outstanding                27,088,308     25,083,570    24,850,922
                                                                    ============    ===========   ===========
Primary earnings (loss) per share                                   $       1.04    $      0.42   $      0.12
                                                                    ============    ===========   ===========
ADDITIONAL PRIMARY COMPUTATION
------------------------------
  Net income (loss) attributable to common stock                    $ 28,282,010    $10,591,035   $ 2,954,161
Shares
  Weighted average number of common shares outstanding                27,088,308     25,083,570    24,850,922
  Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
     proceeds from exercise of such options                            2,502,051      1,589,913       463,104
                                                                    ------------    -----------   -----------
Primary weighted average number of common shares outstanding
  as adjusted                                                         29,590,359     26,673,483    25,314,026
                                                                    ============    ===========   ===========
Primary earnings (loss) per share                                   $       0.96    $      0.40   $      0.12
                                                                    ============    ===========   ===========
ASSUMING FULL DILUTION
----------------------
  Net income (loss) attributable to common stock                    $ 28,282,010    $10,591,035   $ 2,954,161
Shares
  Weighted average number of common shares outstanding                27,088,308     25,083,570    24,850,922
  Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
     proceeds from exercise of such options                            3,105,125      2,205,773       565,870
                                                                    ------------    -----------   -----------
  Weighted average number of common shares outstanding as
     adjusted                                                         30,193,433     27,289,343    25,416,792
                                                                    ============    ===========   ===========
Earnings (loss) per common share assuming full dilution             $       0.94    $      0.39   $      0.12
                                                                    ============    ===========   ===========
ADDITIONAL FULLY DILUTED COMPUTATION
Additional adjustment to net income (loss) as adjusted per
   fully diluted computation above:
Net income (loss) as adjusted per fully diluted computation
  above                                                             $ 28,282,010    $10,591,035   $ 2,954,161
Add after tax interest expense attributable to convertible notes         (70,880)       345,520       372,960
Add after tax interest expense attributable to convertible
   debentures                                                            103,574        455,279       514,240
                                                                    ------------    -----------   -----------
Net income (loss) as adjusted                                       $ 28,314,704    $11,391,834   $ 3,841,361
                                                                    ------------    -----------   -----------

Additional adjustment to weighted average number of
  shares outstanding:
  Weighted average number of common shares outstanding                27,088,308     25,083,570    24,850,922
  Add shares assuming conversion of convertible debentures               200,086        585,295       650,237
  Add shares assuming conversion of convertible notes                     21,174        388,324       397,477
  Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
     proceeds from exercise of such options                            3,105,125      2,205,773       565,870
                                                                    ------------    -----------   -----------
  Weighted average number of common shares outstanding as
     adjusted                                                         30,414,693     28,262,962    26,464,506
                                                                    ============    ===========   ===========

Earnings (loss) per common share assuming full dilution             $       0.93    $      0.40   $      0.15
                                                                    ============    ===========   ===========
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